Exhibit 99.1

AIRSPAN NETWORKS HOLDINGS ANNOUNCES NEW FINANCING AND LEADERSHIP CHANGES

Boca Raton, FL. 18 May 2023.

Today, Airspan Networks Holdings Inc. (NYSE:MIMO) (“Airspan”), a provider of ground-breaking, disruptive software and hardware for 5G networks and a pioneer in end-to-end Open RAN solutions, announced that it has entered into a new financing agreement with affiliates of Fortress Investment Group (“Fortress”). Under the agreement Airspan amended and restated the terms of its credit agreement with Fortress and certain other lenders to establish a new delayed draw term loan of $25 million. In connection with the amendment and restatement, Airspan agreed to issue the lenders new common stock warrants to purchase 5,912,040 shares of our common stock at an exercise price of $0.01 per share.

Airspan also modified the terms of its senior secured convertible notes to increase the principal amount to $52.5 million and increase the interest rate to 10%.

Airspan’s Board also made certain changes to the Company’s senior management and Board of Directors. The Board appointed Glenn Laxdal, previously Airspan’s President and COO, to serve as Chief Executive Officer, expanded Airspan’s Board of Directors to ten directors, and appointed Mr. Laxdal to serve in the newly created Board position. Mr. Stonestrom will now serve as Airspan’s Executive Chairman.

Eric Stonestrom, Executive Chairman of Airspan said, “We are continuing to make necessary changes to our operating model to focus the company and position it for the future. The Mimosa divestiture and debt restructuring provides the funding and sets the company up for its next phase of growth. We are excited to welcome Glenn to the Board and as Airspan’s new CEO.”

Glenn Laxdal, President and Chief Executive Officer has served as Airspan’s President and COO since January of 2022. Mr. Laxdal is a senior technology executive with over 25 years of global experience in the wireless, software and computing industries. Prior to Airspan he has held senior leadership positions at Infinera, Ericsson, Blackberry, and Nortel and has an established track record of leading global businesses and driving profitability and long-term value. “I am very excited to assume these new responsibilities at Airspan and to have financing to pursue our strategic vision for growing Airspan in the 5G broadband and enterprise private network markets.”

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, Airspan’s plans, objectives, expectations and intentions with respect to future operations, products and services. Any such forward-looking statements are based upon the current beliefs and expectations of Airspan’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Airspan’s control.

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. All information set forth herein speaks only as of the date hereof in the case of information about Airspan or the date of such information in the case of information from persons other than Airspan, and Airspan disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Airspan Press Contact:

Media Contact:
mediarelations@airspan.com

Investor Relations Contact:
Brett Scheiner
+1 561-893-8660
IR@airspan.com